Exhibit 10.1(aj)

FIFTH AMENDMENT
TO
THE SAUER-DANFOSS
EMPLOYEES’ SAVINGS PLAN
(Formerly the Sauer-Sundstrand Employees’ Savings
and Retirement Plan, As Amended and Restated,
Effective January 1, 1997
and Renamed As of January 1, 2001)

By virtue and in exercise of the amending power reserved to Sauer Danfoss Company (the “Company”) by subsection 14.1 of the Sauer-Danfoss Employees’ Savings Plan (formerly, the Sauer-Sundstrand Employees’ Savings and Retirement Plan), Amended and Restated as of January 1, 1997 and Renamed as of January 1, 2001 (the “Plan” and pursuant to the authority delegated to the undersigned officer of the Company by the Employe  Benefit Committee of the Company, the Plan is hereby amended, effective as of January 1, 2001, in the following particulars:

1.                                       By substituting the following for the parenthetical phrase in the first paragraph of Section 1.8 of the Plan:

“(including any amounts that are excluded from the Participant’s taxable income pursuant to Sections, 125, 402(g)(3), and effective January 1, 2001, Section 132(f)(4)of the Code.)”

2.                                       By deleting the second paragraph of Section 6.3(e)(ii) of the Plan and replacing it with the following:

“Notwithstanding the foregoing, effective January 1, 1998, a Participant’s Section 415 Compensation shall also include elective deferrals, as defined in Sections 402(g)(3) and 125 of the Code. Effective, January 1, 2001, a Participant’s Section 415 Compensation shall also include amounts excluded from income under Section 132(f)(4) of the Code.”

IN WITNESS WHEREOF, the above amendment is adopted this 25th day of February, 2002.

SAUER DANFOSS (US) COMPANY

By:	/s/ Kenneth P. McCuskey

Its:	Vice President Finance